Exhibit 99.2
Corn Products International, Inc.
5 Westbrook Corporate Center
Westchester, IL 60154
NEWS RELEASE

FOR RELEASE:	CONTACT:
02/05/2008, 05:32 am ET	Investor: Dave Prichard, (708) 551-2592 Media: Mark Lindley, (708) 551-2602
CORN PRODUCTS INTERNATIONAL EXPECTS HIGHER EARNINGS IN 2008,
WITH DILUTED EARNINGS PER SHARE IN A RANGE OF
$2.65 TO $2.85 VERSUS $2.59 IN 2007
     WESTCHESTER, Ill., February 5, 2008 — Corn Products International, Inc. (NYSE: CPO), a leading global provider of agriculturally derived ingredients for diversified markets, announced today that it expects another year of solid earnings growth in 2008.
     The Company’s estimate of diluted earnings per share in 2008 is expected to be in a range of $2.65 to $2.85, compared with record EPS in 2007 of $2.59 reported today. EPS in 2007 included a 5-cent gain from the Company’s CME Group shares. The Company expects net sales to reach $3.7 billion in 2008 versus $3.39 billion in 2007.
     “Our 2008 outlook for EPS results is primarily due to expected growth in our North and South American regions,” said Sam Scott, chairman, president and chief executive officer of Corn Products International. “However, we expect a tough year in our Asia/Africa region due to lower results in South Korea.
     “Our US and Canadian businesses have again achieved higher contract pricing in 2008 across their starch and sweeteners book of business,” said Scott. “When coupled with our grain-related, or fee-based business, and multi-year contracts, overall pricing in 2008 for our entire book of business has increased in the low double-digit range in the US and Canada.
     “Consistent with our stated policy,” Scott said, “corn requirements for our firm-price contracts in the US and Canada are appropriately hedged. As always, a portion of our co-product values and the corn basis are open.”
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   Scott noted that open trade between the US and Mexico for sugar and sweeteners took effect on January 1, 2008, as scheduled. He said the Company expects to increase its sales volumes in Mexico, including high fructose corn syrup (HFCS), in 2008, with its three Mexican plants operating essentially at full capacity.
     The 2008 outlook for the South America region is expectations for higher operating income as a result of growth in Brazil and the Southern Cone. The Company believes its South American business model should enable the region to pass through increased corn costs during 2008.
     The 2008 outlook for the Asia/Africa region reflects expectations for a decline in the region’s operating income due to lower operating income results expected from the South Korean business. Higher corn costs and freight costs are forecasted to negatively impact volume, net sales and operating income. The rest of the Asia/Africa region is expected to perform above their 2007 results.
     “Our results in South Korea in the first half in 2008 are expected to be lower than the first six months of 2007,” Scott said. “We continue to work on turning around this business with specific plans in place.”
     He added that South Korea’s lower performance is masking better performance in the rest of the Asia/Africa region. Pakistan and Thailand are expected to post higher results.
     Scott said that planned capital expenditures of approximately $200 million in 2008 primarily reflect continued spending on attractive growth projects, including polyol investments in the US, Mexico and Brazil, and new modified starch capacity in Mexico. Product channel expansions also continue in such countries as Argentina, Colombia, Mexico, Pakistan and Thailand.
     “We continue to enjoy a very healthy balance sheet, and we are optimistic about another year of solid earnings and sales growth, good returns and strong cash flow generation in 2008,” Scott said. “However, 2008 is certainly not without a number of challenges, including global corn price and other cost pressures, volume risks and difficult operating conditions in South Korea.”
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Conference Call and Webcast
     Corn Products International will conduct a conference call today at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) to be hosted by Sam Scott, chairman, president and chief executive officer, and Cheryl Beebe, vice president and chief financial officer.
     The call will be broadcast in a real-time webcast. The broadcast will consist of the call and a visual presentation accessible through the Corn Products International web site at www.cornproducts.com. The “listen-and-view-only” presentation will be available to download approximately 60 minutes prior to the start of the call. A replay of the webcast will be available at www.cornproducts.com.
     Individuals without Internet access may listen to the live conference call by dialing 719.325.4802. A replay of the audio call will be available through Friday, February 22 by calling 719.457.0820 and using passcode 3581410.
About the Company
     Corn Products International is one of the world’s largest corn refiners and a major supplier of high-quality food ingredients and industrial products derived from the wet milling and processing of corn and other starch-based materials. The Company, headquartered in Westchester, Ill., is the number-one worldwide producer of dextrose and a leading regional producer of starch, high fructose corn syrup and glucose. In 2007, Corn Products International reported record net sales and diluted earnings per share of $3.39 billion and $2.59, respectively, with operations in 15 countries at 33 plants, including wholly owned businesses, affiliates and alliances. For more information, visit www.cornproducts.com.
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Forward-Looking Statement
This news release contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company intends these forward looking statements to be covered by the safe harbor provisions for such statements. These statements include, among other things, any predictions regarding the Company’s future financial condition, earnings, revenues, expenses or other financial items, any statements concerning the Company’s prospects or future operation, including management’s plans or strategies and objectives therefor and any assumptions underlying the foregoing. These statements can sometimes be identified by the use of forward looking words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “continue,” “pro forma,” “forecast” or other similar expressions or the negative thereof. All statements other than statements of historical facts in this release or referred to in this release are “forward-looking statements.” These statements are subject to certain inherent risks and uncertainties. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, stockholders are cautioned that no assurance can be given that our expectations will prove correct. Actual results and developments may differ materially from the expectations conveyed in these statements, based on various factors, including fluctuations in worldwide markets for corn and other commodities, and the associated risks of hedging against such fluctuations; fluctuations in aggregate industry supply and market demand; general political, economic, business, market and weather conditions in the various geographic regions and countries in which we manufacture and/or sell our products; fluctuations in the value of local currencies, energy costs and availability, freight and shipping costs, and changes in regulatory controls regarding quotas, tariffs, duties, taxes and income tax rates; operating difficulties; boiler reliability; our ability to effectively integrate acquired businesses; labor disputes; genetic and biotechnology issues; changing consumption preferences and trends; increased competitive and/or customer pressure in the corn-refining industry; the outbreak or continuation of serious communicable disease or hostilities including acts of terrorism; and stock market fluctuation and volatility. Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of these risks, see Risk Factors included in our Annual Report on Form 10-K for the year ended December 31, 2006 and subsequent reports on Forms 10-Q or 8-K. This news release also may contain references to the Company’s long term objectives and goals or targets with respect to certain metrics. These objectives, goals and targets are used as a motivational and management tool and are indicative of the Company’s long term aspirations only, and they are not intended to constitute, nor should they be interpreted as, an estimate, projection, forecast or prediction of the Company’s future performance.
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